EXHIBIT 10.22
PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 13, 2010)
FORM OF RESTRICTED STOCK UNIT (SPECIAL RETENTION) AWARD AGREEMENT
     1. Grant of Restricted Stock Units. This Restricted Stock Unit Award Agreement (the “Award Agreement”), sets forth the terms and conditions of the Restricted Stock Units (the “Award”) granted to you by the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Paychex, Inc. (the “Company”) under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 13, 2010 (the “Plan”), as described on your Award Notice. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference and made a part of this Award Agreement. The capitalized terms used in this Award Agreement are defined in the Plan.
     2. Restriction and Vesting. Subject to the terms set forth in this Award Agreement and the Plan, and provided that you are still an employee of the Company at that time, 50 percent of the Shares, as set forth on your Award Notice, represented by the Award will vest on the third and fourth anniversaries of the date of grant, (each, a “Vesting Date”). If your employment terminates before a Vesting Date, including, but not limited to, Retirement, then the unvested portion of the Award shall be forfeited and cancelled immediately. If your employment terminates due to death or Disability, your Award shall immediately become 100% vested.
     3. Nature of Units. The Units represent book-keeping entries only, and constitute the Company’s unfunded and unsecured promise to issue shares of Common Stock to you on a future date. As a holder of Units, you have no rights other than the rights of a general creditor of the Company.
     4. Issuance of Shares. The Company shall, provided that the conditions to vesting specified in Section 2 of this Award Agreement are satisfied, issue a certificate or certificates for Shares representing the Award as promptly as practicable following the Vesting Date.
     5. Rights as a Stockholder. Prior to the Vesting Date, you will not have any of the rights of a stockholder with respect to the Shares to be issued on vesting of the Units, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company.
     6. Restrictions on Transfer of Shares. Units awarded under the Plan, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the Vesting Date or the date the Shares are issued, whichever is later, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After the Vesting Date, the Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

     7. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the Shares covered by the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the Award or the issuance of certificate(s) for Shares hereunder, such Award or issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     8. Withholding. The vesting of the Award is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Affiliate to the governmental authority on account of such vesting. The payment of such withholding taxes to the Company may be made (i) by you in cash or by check, (ii) subject to the consent of the Company and in accordance with any guidelines established by the Committee, by the Company retaining the number of the Shares that would otherwise be delivered to you upon vesting that have an aggregate Fair Market Value (at the time retained by the Company) equal to the amount of withholding taxes (using your minimum required tax withholding rate or such other rate that the Company determines will not trigger a negative accounting impact to the Company) required to be paid, or (iii) by the Company or any Affiliate withholding such taxes from any other compensation owed to you by the Company or any Affiliate. Unless you make arrangements prior to vesting to pay withholdings taxes in cash or by check, or to have such withholding taxes withheld from other compensation owed to you by the Company or any Affiliate, then at the time of vesting, the Company shall have the right to retain the number of the Shares that would otherwise be delivered to you upon vesting that have an aggregate Fair Market Value (at the time retained by the Company) equal to the amount of withholding taxes (using your minimum required tax withholding rate or such other rate that the Company determines will not trigger a negative accounting impact to the Company) required to be paid.
     9. Limitation of Rights. Neither the Plan, the granting of the Award, the Award Notice nor this Award Agreement gives you any right to remain in the employment of the Company or any Affiliate.
     10. Non-competition, Non-solicitation, Confidentiality, and Detrimental Conduct. In consideration for the Award, you agree that during your employment and for a period of twelve (12) months following termination of employment for any reason, you will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any activity that is competitive to the business of the Company within the geographic and substantive area or areas of responsibility assigned to the you during the last 24 months of employment. In addition, you agree that for a period of eighteen (18) months following the termination of employment for any reason, you will not directly or indirectly by assisting others, solicit Company clients, prospects or referral resources; nor will you recruit or hire, or attempt to recruit or hire any other employee of Company or its affiliates, or induce or attempt to induce any employee of Company to terminate employment with Company. You also agree and acknowledge that during the course of your employment with the Company, you will obtain, have access and be privy to nonpublic information important to the Company’s business solely as a result of employment with the Company, which information you hereby acknowledge and agree to be confidential (“Confidential Information”). You agree that during and after employment, you shall not divulge or make use of any Confidential Information, directly or indirectly, personally or on behalf of any other person, business, corporation, or entity without prior written consent of the Company. You further agree that you will not, during your employment, engage in conduct which is detrimental to the Company, including violation of the Company’s Code of Business Ethics and Conduct, criminal conduct, fraud, or willful misconduct. These covenants are not intended to, and do not, limit in any way the rights and remedies provided to the Company under the Plan, other agreements with you, or under common or statutory law.
      11. Cancellation of Award. If you fail to comply with Section 10 of this Award Agreement, the Company may cancel the Award prior to the Vesting Date. This remedy is in addition to any other remedies the Company may have, at law or equity, for your violation of the terms of this Award Agreement.
     12. Rights of Company and Affiliates. This Award Agreement does not affect the right of the Company or any Affiliate to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Shares or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.
     13. Plan Controls. In the event of any conflict among the provisions of the Plan and this Award Agreement, the provisions of the Plan will be controlling and determinative.
     14. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend or terminate the Award with your consent.
     15. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions. All parties consent to exclusive personal jurisdiction in New York courts and agree that venue shall be New York State Supreme Court, Monroe County.
     16. Section 409A. The Units are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and the Plan and this Award Agreement shall be administered and interpreted consistent with such intention.
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